Exhibit 99.1

DocuSign to make next bold move in AI with Seal Software acquisition

Pending acquisition of contract analytics pioneer to bring full power of AI to the Agreement Cloud

SAN FRANCISCO—February 27, 2020—Reflecting the increasingly important role that artificial intelligence (AI) will play in the digital transformation of the agreement process, DocuSign (NASDAQ: DOCU) today announced its intent to acquire one of the leading contract analytics and AI technology providers, Seal Software, for $188M in cash.

The news builds on the existing relationship between the two companies. DocuSign already resells Seal’s flagship analytics and machine learning application as part of the DocuSign Agreement Cloud—its suite of applications and integrations for automating and connecting the entire agreement process. DocuSign also made a strategic investment in Seal in March last year.

With the acquisition, DocuSign can integrate Seal’s technology and value proposition more comprehensively across the Agreement Cloud—and therefore deliver greater value to companies looking to prepare, sign, act-on and manage the agreements that are critical to their business.

Founded in 2010, Seal is recognized as one of the pioneers in AI-driven contract analytics. Its technology can rapidly search large collections of agreements by legal concepts (rather than just by keywords); automatically extract and compare critical clauses and terms side-by-side; quickly identify areas of risk and opportunity; and deliver actionable insights that help solve legal and business challenges.

“As the Agreement Cloud company, DocuSign is about digitally transforming the very foundation of doing business: agreements and agreement processes,” said Scott Olrich, DocuSign’s chief operating officer. “We believe that AI will play a vital role in this transformation. And by integrating Seal into DocuSign, we can benefit from its deep technology expertise and its broad experience applying AI to agreements.”

John O’Melia, Seal’s chief executive officer, added that today’s news both validates and extends the company’s founding vision. “Seal was built to make finding, analyzing, and extracting data from contracts simpler and faster,” he said. “We have a natural synergy with DocuSign, and our team is excited to leverage our AI expertise to help make the Agreement Cloud even smarter. Also, given the company’s scale and expansive vision, becoming part of DocuSign will provide great opportunities for our customers and partners.”

There are many instances of companies already realizing the benefits of leveraging Seal AI in their agreement processes today. For example, one large international information-services company reduced the time spent on legal reviews by 75% thanks to DocuSign and Seal technologies. An international telecom company based in EMEA reduced the legal review time on customer agreements by more than 80%. A global financial services leader automated the analysis of over 2.6M contractual data points for critical supplier agreements. And a global aviation supplier reviewed over 25,000 agreements in just five business days as part of a corporate restructuring.

Once the acquisition has closed, DocuSign will continue to sell Seal’s analytics application. It will also integrate and leverage Seal’s AI technology to augment DocuSign CLM, one of the market’s leading contract lifecycle management solutions. This will help DocuSign CLM to automatically categorize clauses, extract their key terms, and then use that information to drive workflows—for example, automatically routing content to specific reviewers based on risk analysis and corporate policies.

Exhibit 99.1

For DocuSign customers, these capabilities will mean faster, more efficient agreement processes. Seal customers will in turn benefit from deeper access to the full capability of the DocuSign Agreement Cloud—especially document generation and advanced workflows.

Beyond CLM, DocuSign expects Seal’s technology to make the AI foundation of the Agreement Cloud smarter too. Built in part by DocuSign’s acquisition of technology from machine-learning startup Appuri in 2017, that foundation supports features like auto-tagging that are already offered today. These auto-tagging tools use AI to automatically detect where to put electronic tags on a document for signatures, dates, and other fields—a task that previously required human effort and judgment. Seal's technology will add a new range of AI capabilities, driven by advanced natural language processing, text analytics, and semantic analytics.

Under the terms of the agreement, DocuSign will acquire Seal for $188 million in cash (excluding the value of shares currently owned by DocuSign), subject to customary purchase price adjustments. The acquisition has been approved by the board of directors of DocuSign and Seal, and by the stockholders of Seal. Subject to customary closing conditions, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, the acquisition is expected to close in the first half of DocuSign’s fiscal year.

Seal will be featured at DocuSign’s annual customer, partner and developer conference, DocuSign Momentum, held on March 4th in San Francisco. For more information, visit docusign.com or seal-software.com.

Media Relations:
Adrian Wainwright
Head of Communications
media@docusign.com

Investor Relations:
Annie Leschin
VP Investor Relations
investors@docusign.com

About DocuSign
DocuSign helps organizations connect and automate how they prepare, sign, act on, and manage agreements. As part of the DocuSign Agreement Cloud, DocuSign offers eSignature: the world’s #1 way to sign electronically on practically any device, from almost anywhere, at any time. Today, more than 560,000 customers and hundreds of millions of users in over 180 countries use DocuSign to accelerate the process of doing business and to simplify people’s lives.

For more information, visit www.docusign.com

About Seal Software
Seal Software is the global leader in enterprise contract analytics. With Seal’s machine learning and natural language processing technologies, companies can use artificial intelligence to find and organize contracts across their networks and repositories and to quickly understand the risks and opportunities hidden in their contracts. Seal empowers enterprises around the world to maximize revenue opportunities, reduce costs, and mitigate risks associated with contractual documents.

Forward-Looking Statements
This press release contains forward-looking statements related to DocuSign, Seal and the acquisition that are based on our management's beliefs and assumptions and on information currently available to management. These statements are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as

Exhibit 99.1

"will," "expects," "believes," or "continue" or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, among other things, statements about the potential benefits of the transaction, our ability to develop our Agreement Cloud platform and deliver product innovation, new products and potential market opportunities, the parties’ ability to satisfy the conditions to closing, and the timing for the expected closing of the transaction. Risks and uncertainties include, among other things, risks related to our ability to consummate the proposed transaction on a timely basis or at all, including due to the satisfaction of the conditions to consummation of the proposed transaction; our ability to secure regulatory approvals on the terms expected, in a timely manner or at all; our ability to successfully integrate Seal’s products, technologies and operations; our ability to realize the anticipated benefits of the proposed transaction, including the possibility that those benefits will not be realized when anticipated, or at all; disruption from the transaction making it more difficult to maintain business and operational relationships; the outcome of any legal proceedings related to the transaction or otherwise; the negative effects of the announcement or the consummation of the proposed transaction on the market price of our common stock or on our operating results; significant transaction costs; and unknown liabilities.

Additional risks and uncertainties that could affect our financial results are included in the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our quarterly report on Form 10-Q for the quarter ended October 31, 2019 filed on December 6, 2019 with the Securities and Exchange Commission (the “SEC”), and other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.